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                                                                    EXHIBIT 99.2


PROXY


                                THE BIBB COMPANY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                  ORIGINALLY SCHEDULED FOR SEPTEMBER 28, 1998


               TO BE ADJOURNED AND RECONVENED ON OCTOBER 14, 1998



   The undersigned hereby appoints Michael L. Fulbright and Charles R. Tutterow, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of The Bibb Company ("Bibb") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders originally scheduled for September 28, 1998 to be adjourned and reconvened on October 14, 1998, at 8:00 a.m., local time, at The Georgian Club, 100 Galleria Parkway, 17th Floor, Atlanta, Georgia, or at any adjournment thereof, upon the matters described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus and the Supplement to Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Special Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus and the Supplement to Joint Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment thereof.



1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of June 28, 1998, as amended August 14, 1998 and as further amended September 23, 1998, pursuant to which, among other things, (a) DR Acquisition Corp., a newly formed, wholly owned subsidiary of Dan River Inc. ("Dan River"), will merge with and into The Bibb Company ("Bibb") (the "Merger") and (b) each outstanding share of common stock, $.01 par value per share (the "Common Stock"), of Bibb will be converted into the right to receive, at the election of the holder thereof, 0.84615 shares of Dan River Class A Common Stock or cash in an amount equal to $16.50 (the "Merger Consideration"), subject to proration.


             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                  (continued and to be signed on reverse side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                                  DATE:-------------------, 1998

                                                  ------------------------------

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  For more than one owner as
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer, if a partnership,
                                                  please sign in the partnership
                                                  name by an authorized person.


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ORIGINALLY SCHEDULED FOR SEPTEMBER 28, 1998 AND TO BE ADJOURNED AND RECONVENED ON OCTOBER 14, 1998. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.